EXHIBIT 1.A(8)(f)



                  AMENDMENT NO. 10 TO PARTICIPATION AGREEMENT

     ReliaStar Life Insurance Company (formerly Northwestern National Life Insurance Company), Variable Insurance Products Fund II and Fidelity Distributors Corporation, hereby amend their Participation Agreement, dated January 1, 1991 and as subsequently amended, by replacing section 2.5 in its entirety with the following:

       2.5. (a) With respect to Initial Class shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a "no fee" or "defensive" Rule 12b-1 Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

            (b) With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance distribution and service expenses. The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved each of its Rule
   12b-1 Plans to finance distribution and service expenses of the Fund and that any changes to the Fund's Rule 12b-1 Plans will be approved by a similarly constituted board of trustees.

     IN WITNESS WHEREOF, each party has caused this Amendment to be executed in
its name on its behalf by its duly authorized representative as of         ,
2000.



RELIASTAR LIFE INSURANCE COMPANY           VARIABLE INSURANCE PRODUCTS FUND II

By:                                        By:
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Name:                                      Name:
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Title:                                     Title:
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                                           FIDELITY DISTRIBUTORS CORPORATION

                                           By:
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                                           Name:
                                                 -------------------------------

                                           Title:
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